UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2016

THE BON-TON STORES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of Principal Executive Offices)

717-757-7660

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 14, 2016, The Bon-Ton Stores, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) at which three proposals were presented to the Company’s shareholders for consideration.  The three matters presented were:  (1) the election of nine directors to hold office until the 2017 Annual Meeting and until their respective successors have been elected, (2) a proposal to approve, on an advisory basis, the compensation of the named executive officers of the Company, and (3) a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending January 28, 2017.  These proposals were described in detail in the Company’s definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on May 3, 2016.

(1)         Election of Directors:  The nine nominees for election to the Board of Directors were elected by the shareholders by the following vote:

		Authority	Broker
Director Nominee	For	Withheld	Non-Vote
Kathryn Bufano	36,902,148	441,715	5,883,553
Michael L. Gleim	36,891,838	452,025	5,883,553
Tim Grumbacher	34,946,746	2,397,117	5,883,553
Todd C. McCarty	36,873,872	469,991	5,883,553
Daniel T. Motulsky	36,882,399	461,464	5,883,553
Paul E. Rigby	36,864,560	479,303	5,883,553
Jeffrey B. Sherman	36,847,502	496,361	5,883,553
Steven B. Silverstein	36,858,974	484,889	5,883,553
Debra K. Simon	36,821,261	522,602	5,883,553

(2)         Approval, on an Advisory Basis, of the Compensation of the Named Executive Officers:  The proposal to approve, on an advisory basis, the compensation of the named executive officers of the Company was approved by the shareholders by the following vote:

		Authority	Broker
For	Against	Withheld	Non-Vote
36,945,031	370,586	28,246	5,883,553

(3)         Ratification of Appointment of Independent Registered Public Accounting Firm:  The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm was approved by the shareholders by the following vote:

For	Against	Abstain
42,866,752	322,116	38,548

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

	By:	/s/ Nancy A. Walsh
Nancy A. Walsh
Executive Vice President—Chief Financial Officer

Dated: June 15, 2016